UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 21, 2004

                              METRIS COMPANIES INC.
             (Exact name of registrant as specified in its charter)


      Delaware                          1-12351                41-1849591
(State or other jurisdiction          (Commission             (IRS Employer
       of incorporation)               File number)         Identification No.)


10900 Wayzata Boulevard, Minnetonka, Minnesota                 55305
   (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code   (952) 525-5020

                                 Not Applicable
         (Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.01.  Other Events

On December 21, 2004, Metris Companies Inc. announced that it notified the administrative agent of its senior secured credit agreement, which is due May 2007, that Metris intended to make an optional prepayment of $25 million to its lenders. That press release is furnished as Exhibit 99.1 to this report. Metris made the above-referenced payment of $26,421,792, including principal, accrued interest and premium on December 22, 2004.

Item 9.01  Financial Statements and Exhibits

Metris Companies Inc. Press Release dated December 21, 2004, announcing that Metris notified the administrative agent of its senior secured credit agreement, which is due May 2007, that Metris intends to make an optional prepayment of $25 million to its lenders.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       METRIS COMPANIES INC.


Dated:  December 22, 2004              By: /s/David D.Wesselink
                                           David D. Wesselink
                                           Chairman and CEO



                                  EXHIBIT INDEX

Exhibit No.   Description

99.1 Metris Companies Inc. Press Release dated December 21, 2004, announcing that Metris notified the administrative agent of its senior secured credit agreement, which is due May 2007, that Metris intends to make an optional prepayment of $25 million to its lenders.